AMENDMENT TO AGREEMENT OF PURCHASE AND SALE

SCHEDULE “C”

To:
Randall Farr, President
Tangerine Holdings Inc (Nevada)
5541 Prospero Lane
Herriman, Utah, United States of America 84096
Tel (604) 669-2191, herein known as the Royalty Payor.

The undersigned agrees fully to the following amendment of the standing Agreement of Purchase and Sale, namely:

Execution Date: the closing date of this agreement has been amended to January 1st, 2011. This signifies performance of this agreement as of this date a payment of $2500 has been received in favour of the final purchase price.

/s/ David Zamida
David Zamida
PO Box 1057 TD Station 77 King Street West M5K 1P2
Toronto Ontario Canada T 250-999-1221 F 416-946-1456
Tel (250) 999-1221, herein known as the Royalty Holder.

Signed this 30th day of November, 2010